EXHIBIT 99

102 E. Front St., Monroe, MI 48161

PRESS RELEASE

July 26, 2018

MBT Financial Corp. Announces Second Quarter 2018

Preliminary Earnings and Dividend Increase

Monroe, Mich. – MBT Financial Corp. (NASDAQ: MBTF), the parent company of Monroe Bank & Trust, reported a preliminary net profit of $4,945,000 ($0.22 per basic share and $0.21 per diluted share), in the second quarter of 2018, compared to a profit of $3,640,000 ($0.16 per share, basic and diluted), in the second quarter of 2017. The profit for the first six months of 2018 was $8,847,000 ($0.39 per basic share and $0.38 per diluted share), compared to $6,820,000 ($0.30 per share, basic and diluted) for the first six months of 2017. The company also announced that it will pay a quarterly dividend of $0.10 per common share on August 16, 2018 to shareholders of record as of August 9, 2018. This is an increase of $0.03 per share compared to the dividend paid last quarter and an increase of $0.04 compared to the dividend paid in the same quarter last year.

The Net Interest Income for the second quarter of 2018 increased $969,000, or 9.8% as the net interest margin improved from 3.31% in the second quarter of 2017 to 3.64% in the second quarter of 2018 as higher interest rates and shifting assets from investment securities to loans improved the yield on earning assets while the cost of interest bearing liabilities remained low.

The Company did not record a provision for loan losses this quarter or in the second quarter of 2017. Asset quality continues to be strong, and recoveries of previously charged off loans exceeded charge offs during the second quarter of 2018. This provided sufficient growth in the Allowance for Loan Losses to maintain its adequacy even though the amount of loans increased. Total Loans increased $18.5 million, or 2.6% during the second quarter quarter of 2018, and $45.8 million, or 6.6% so far this year. The Allowance for Loan and Lease Losses increased from $7.7 million at the end of 2017 to $8.0 million at the end of the second quarter of 2018. Due to the loan growth, the Allowance as a percent of loans decreased since the beginning of the year from 1.10% to 1.07%.

Non-interest income for the second quarter of 2018 increased $33,000, or 0.8% compared to the second quarter of 2017. Excluding gains and losses on securities and other real estate transactions in both periods and an adjustment to recognize wealth management income on an accrual basis in 2017, the non-interest income decreased $89,000, or 2.2%. Non-interest income in the second quarter of 2018 included $517,000 of gains on the sales of Other Real Estate. Non-interest expense increased $178,000, or 2.0%, mainly due to increases in salaries and benefits, equipment, and marketing expenses.

Total assets of the company decreased $25.5 million, or 1.9%, compared to December 31, 2017, to $1.32 billion. Capital decreased $12.3 million during the first six months of 2018 primarily because the payment of the special and regular dividends exceeded the net income. The ratio of equity to assets decreased from 9.85% at the end of 2017 to 9.10% at the end of the second quarter of 2018. The Bank’s Tier 1 Leverage ratio decreased from 10.33% as of December 31, 2017 to 9.89% as of June 30, 2018.

H. Douglas Chaffin, President and CEO, commented, “We continue to see solid loan growth, and the improvement in net interest margin combined with the effects of the Tax Cuts and Jobs Act contributed to the substantial improvement in earnings this quarter. Our new business pipeline remains strong and we expect loan growth to continue the rest of this year, which should lead to further margin improvement. Notably, we also expect credit quality to remain strong, as we see nothing that might inhibit our strong quality metrics in the near term. Our focus on managing our capital has also allowed us to bring more value to our shareholders, and the increase in the quarterly dividend we announced today reflects a higher payout ratio. Our earnings growth trend has been strong, and a consistent increase in the dividend will decrease the need for the special dividends we used in the past three years. We will continue to keep our eyes open for the right opportunities to grow through strategic acquisitions, while remaining disciplined in that regard. We remain confident in our ability to maintain our position as the premier independent provider of financial services in the communities we serve.”

Conference Call

MBT Financial Corp. will hold a conference call to discuss the Second Quarter 2018 results on Friday, July 27, 2018, at 10:00 a.m. Eastern Time. The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.’s web site www.monroe.bank. The call can also be accessed in the United States by calling toll free (877) 510-3783. The toll free number for callers in Canada is (855) 669-9657 and international callers can access the call at (412) 902-4136. A replay will be available one hour after the conclusion of the call at (877) 344-7529, Conference #10121798. The replay is available to callers from Canada at (855) 669-9658 and international callers at (412) 317-0088. The replay will be available until August 27, 2018 at 9:00 a.m. Eastern. The webcast will be archived on the Company’s web site and available for twelve months following the call.

About the Company:

MBT Financial Corp. (NASDAQ:MBTF), a bank holding company headquartered in Monroe, Michigan, is the parent company of Monroe Bank & Trust. Founded in 1858, Monroe Bank & Trust helps customers’ remarkable stories unfold through an uncommon, optimistic culture. As one of the largest independently owned community banks in Southeast Michigan, with over $1.3 billion in assets, this full-service bank offers a complete range of business and personal accounts, mobile and online banking, offices and ATMs across Monroe and Wayne Counties, credit and mortgage options, investment and retirement services and award-winning community outreach. The bank believes in its customers, helping them with everything from day-to-day needs to long-term goals, and is ranked fourth among all Michigan banks for total trust assets. The bank believes in its communities, supporting over 300 organizations with sponsorships and also more than 8,000 employee volunteer hours through the Monroe Bank & Trust ENLIST Volunteerism program. The bank believes in the power of knowledge, helping thousands of students and adults thrive through the Monroe Bank & Trust Financial Education program. Monroe Bank & Trust is proud to be a trusted partner to communities and clients, and an employer of choice. We are Monroe Bank & Trust, and we believe in the story of you.

For more information about Monroe Bank & Trust, visit www.monroe.bank.

Or, contact:

Julian Broggio

SVP, Director of Marketing

(734) 240-2341

julian.broggio@monroe.bank

MBT FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS - UNAUDITED

	Quarterly					Year to Date
	2018	2018	2017	2017	2017
(dollars in thousands except per share data)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	2018	2017

EARNINGS
Net interest income	$10,833	$10,536	$10,373	$10,231	$9,864	$21,369	$19,459
FTE Net interest income	$10,945	$10,638	$10,552	$10,394	$10,017	$21,583	$19,766
Provision for loan and lease losses	$-	$(100)	$(500)	$-	$-	$(100)	$(200)
Non interest income	$4,403	$3,784	$3,657	$4,035	$4,370	$8,187	$8,190
Non interest expense	$9,186	$9,792	$9,115	$8,950	$9,008	$18,978	$18,070
Net income	$4,945	$3,902	$(144)	$3,933	$3,640	$8,847	$6,820
Basic earnings per share	$0.22	$0.17	$(0.01)	$0.17	$0.16	$0.39	$0.30
Diluted earnings per share	$0.21	$0.17	$(0.01)	$0.17	$0.16	$0.38	$0.30
Average shares outstanding	22,978,225	22,943,736	22,884,010	22,871,451	22,865,529	22,961,076	22,843,523
Average diluted shares outstanding	23,101,035	23,063,200	23,044,241	23,040,960	23,006,766	23,083,153	22,987,803

PERFORMANCE RATIOS
Return on average assets	1.52%	1.19%	-0.04%	1.18%	1.11%	1.35%	1.04%
Return on average common equity	16.63%	12.80%	-0.42%	11.54%	11.14%	14.69%	10.49%

Base Margin	3.57%	3.48%	3.37%	3.30%	3.25%	3.52%	3.20%
FTE Adjustment	0.04%	0.03%	0.06%	0.05%	0.05%	0.04%	0.05%
Loan Fees	0.03%	0.01%	0.00%	0.03%	0.01%	0.02%	0.01%
FTE Net Interest Margin	3.64%	3.52%	3.43%	3.38%	3.31%	3.58%	3.26%

Efficiency ratio	61.79%	67.41%	62.80%	62.52%	64.14%	64.57%	65.27%
Full-time equivalent employees	280	281	288	295	287	281	287

CAPITAL
Average equity to average assets	9.11%	9.31%	10.34%	10.21%	9.95%	9.21%	9.91%
Book value per share	$5.24	$5.11	$5.79	$5.94	$5.87	$5.24	$5.87
Cash dividend per share	$0.07	$0.66	$0.06	$0.06	$0.05	$0.73	$0.80

ASSET QUALITY
Loan Charge-Offs	$51	$12	$14	$306	$396	$63	$508
Loan Recoveries	$124	$331	$170	$179	$199	$455	$387
Net Charge-Offs	$(73)	$(319)	$(156)	$127	$197	$(392)	$121

Allowance for loan and lease losses	$7,958	$7,885	$7,666	$8,010	$8,137	$7,958	$8,137

Nonaccrual Loans	$3,360	$3,453	$3,658	$3,050	$4,143	$3,360	$4,143
Loans 90 days past due	$-	$-	$3	$5	$3	$-	$3
Restructured loans	$8,211	$8,290	$9,625	$9,859	$10,103	$8,211	$10,103
Total non performing loans	$11,571	$11,743	$13,286	$12,914	$14,249	$11,571	$14,249
Other real estate owned & other assets	$394	$1,229	$1,452	$1,686	$1,542	$394	$1,542
Total non performing assets	$11,965	$12,972	$14,738	$14,600	$15,791	$11,965	$15,791

Classified Loans	$9,604	$8,866	$8,273	$9,206	$10,599	$9,604	$10,599
Other real estate owned & other assets	$394	$1,229	$1,452	$1,686	$1,542	$394	$1,542
Total classified assets	$9,998	$10,095	$9,725	$10,892	$12,141	$9,998	$12,141

Net loan charge-offs to average loans	-0.04%	-0.18%	-0.09%	0.07%	0.12%	-0.11%	0.04%
Allowance for loan losses to total loans	1.07%	1.09%	1.10%	1.15%	1.19%	1.07%	1.19%
Non performing loans to gross loans	1.56%	1.63%	1.91%	1.86%	2.08%	1.56%	2.08%
Non performing assets to total assets	0.91%	0.98%	1.09%	1.08%	1.19%	0.91%	1.19%
Classified assets to total capital	7.17%	7.44%	6.64%	7.59%	8.63%	7.17%	8.63%
Allowance to non performing loans	68.78%	67.15%	57.70%	62.03%	57.11%	68.78%	57.11%

END OF PERIOD BALANCES
Loans and leases	$741,120	$722,640	$695,325	$693,866	$683,648	$741,120	$683,648
Total earning assets	$1,208,138	$1,214,209	$1,229,425	$1,220,844	$1,201,903	$1,208,138	$1,201,903
Total assets	$1,321,885	$1,326,056	$1,347,420	$1,347,352	$1,326,392	$1,321,885	$1,326,392
Deposits	$1,147,494	$1,193,363	$1,198,164	$1,195,335	$1,177,069	$1,147,494	$1,177,069
Interest Bearing Liabilities	$892,760	$900,120	$898,326	$897,408	$886,474	$892,760	$886,474
Shareholders' equity	$120,354	$117,502	$132,658	$135,969	$134,222	$120,354	$134,222
Tier 1 Capital (Bank)	$131,441	$127,783	$138,819	$135,470	$132,565	$131,441	$132,565
Total Shares Outstanding	22,983,255	22,973,261	22,907,844	22,875,505	22,870,082	22,983,255	22,870,082

AVERAGE BALANCES
Loans and leases	$726,746	$705,874	$693,586	$686,259	$672,849	$716,368	$664,744
Total earning assets	$1,207,102	$1,224,359	$1,220,426	$1,220,620	$1,215,360	$1,215,684	$1,222,615
Total assets	$1,308,543	$1,327,708	$1,324,847	$1,324,723	$1,316,081	$1,318,072	$1,322,569
Deposits	$1,166,187	$1,192,570	$1,184,592	$1,187,768	$1,183,645	$1,179,306	$1,188,943
Interest Bearing Liabilities	$892,433	$898,089	$884,979	$895,376	$904,581	$895,246	$910,820
Shareholders' equity	$119,260	$123,636	$136,963	$135,188	$131,015	$121,436	$131,092

MBT FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Quarter Ended June 30,		Six Months Ended June 30,
Dollars in thousands (except per share data)	2018	2017	2018	2017

Interest Income
Interest and fees on loans	$8,736	$7,709	$16,953	$15,073
Interest on investment securities-
Tax-exempt	443	306	847	616
Taxable	2,087	2,185	4,297	4,453
Interest on balances due from banks	58	101	183	210
Total interest income	11,324	10,301	22,280	20,352

Interest Expense
Interest on deposits	400	434	814	890
Interest on borrowed funds	91	3	97	3
Total interest expense	491	437	911	893

Net Interest Income	10,833	9,864	21,369	19,459
Provision For (Recovery Of) Loan Losses	-	-	(100)	(200)

Net Interest Income After
Provision For (Recovery Of) Loan Losses	10,833	9,864	21,469	19,659

Other Income
Income from wealth management services	1,178	1,547	2,363	2,675
Service charges and other fees	955	1,046	1,901	2,060
Debit Card income	786	748	1,506	1,428
Net gain on sales of securities	(1)	67	(102)	77
Net gain (loss) on other real estate owned	517	(62)	536	(96)
Origination fees on mortgage loans sold	92	115	154	174
Bank Owned Life Insurance income	349	412	702	753
Other	527	497	1,127	1,119
Total other income	4,403	4,370	8,187	8,190

Other Expenses
Salaries and employee benefits	5,371	5,273	11,333	10,707
Occupancy expense	620	682	1,341	1,430
Equipment expense	874	791	1,667	1,488
Marketing expense	467	302	844	586
Professional fees	592	620	1,186	1,209
EFT/ATM expense	288	259	547	507
Other real estate owned expense	21	30	36	62
FDIC deposit insurance assessment	92	107	199	214
Bonding and other insurance expense	137	125	269	247
Telephone expense	74	103	149	219
Other	650	716	1,407	1,401
Total other expenses	9,186	9,008	18,978	18,070

Profit Before Income Taxes	6,050	5,226	10,678	9,779
Income Tax Expense	1,105	1,586	1,831	2,959
Net Profit	$4,945	$3,640	$8,847	$6,820

Basic Earnings Per Common Share	$0.22	$0.16	$0.39	$0.30

Diluted Earnings Per Common Share	$0.21	$0.16	$0.38	$0.30

Dividends Declared Per Common Share	$0.07	$0.05	$0.73	$0.80

MBT FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
Dollars in thousands	June 30, 2018	December 31, 2017

Assets
Cash and Cash Equivalents
Cash and due from banks
Non-interest bearing	$13,772	$18,233
Interest bearing	1,214	34,777
Total cash and cash equivalents	14,986	53,010

Interest Bearing Time Deposits in Other Banks	12,196	15,196
Securities - Held to Maturity	33,148	37,163
Securities - Available for Sale	416,312	442,816
Federal Home Loan Bank stock - at cost	4,148	4,148
Loans held for sale	334	346

Loans	740,786	694,979
Allowance for Loan Losses	(7,958)	(7,666)
Loans - Net	732,828	687,313

Accrued interest receivable and other assets	21,773	20,463
Other Real Estate Owned	394	1,412
Bank Owned Life Insurance	58,855	58,153
Premises and Equipment - Net	26,911	27,400
Total assets	$1,321,885	$1,347,420

Liabilities
Deposits:
Non-interest bearing	$292,534	$299,838
Interest-bearing	854,960	898,326
Total deposits	1,147,494	1,198,164

Federal Home Loan Bank advances	30,000	-
Federal funds purchased	7,800	-
Accrued interest payable and other liabilities	16,237	16,598
Total liabilities	1,201,531	1,214,762

Shareholders' Equity
Common stock (no par value)	23,231	22,840
Retained Earnings	109,668	117,524
Unearned Compensation	(39)	-
Accumulated other comprehensive loss	(12,506)	(7,706)
Total shareholders' equity	120,354	132,658
Total liabilities and shareholders' equity	$1,321,885	$1,347,420